UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2022

Aterian, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aterian, Inc.
37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681
(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Aterian, Inc. 2022 Inducement Equity Incentive Plan

On May 27, 2022, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Aterian, Inc. (the “Company”) adopted the Aterian, Inc. 2022 Inducement Equity Incentive Plan (the “Plan”). The Plan will serve to advance the interests of the Company by providing a material inducement for the best available individuals to join the Company as employees by affording such individuals an opportunity to acquire a proprietary interest in the Company.

The Plan provides for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares solely to prospective employees of the Company or an affiliate of the Company provided that certain criteria are met. Awards under the Plan may only be granted to an individual, as a material inducement to such individual to enter into employment with the Company or an affiliate of the Company, who (i) has not previously been an employee or director of the Company or (ii) is rehired following a bona fide period of non-employment with the Company. The maximum number of shares available for grant under the Plan is 2,700,000 shares of the Company’s common stock (subject to adjustment for recapitalizations, stock splits, reorganizations and similar transactions). The Plan is administered by the Compensation Committee and expires ten years from the date of effectiveness.

The Plan has not been and will not be approved by the Company’s stockholders. Awards under the Plan will be made pursuant to the exemption from Nasdaq stockholder approval requirements for equity compensation provided by Nasdaq Listing Rule 5635(c)(4), which permits Nasdaq listed companies to make inducement equity awards to new employees without first obtaining stockholder approval of the award.

The foregoing description of the Plan does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Inducement Grant to Chief Operating Officer

On April 18, 2022, the Company filed a Current Report on Form 8-K announcing the appointment of Anton von Rueden as the Company’s Chief Operating Officer. The Company also announced that, subject to approval by the Board of Directors or the Compensation Committee, Mr. von Rueden would be granted 500,000 shares of restricted common stock or restricted stock units of the Company.

On May 27, 2022, the Compensation Committee approved a grant of 500,000 shares of restricted common stock (the “Award”) to Mr. von Rueden pursuant the Plan. The Award will vest over three years, with 33.33% of the total number of shares vesting on April 18, 2023, and the balance vesting in equal amounts on a quarterly basis thereafter, subject in each case to Mr. von Rueden’s continued service to the Company on each vesting date.  The Award will have a double trigger acceleration clause providing for accelerated vesting in the event of a termination without cause or for good reason within the 90 day period prior to, or 12 months following, a change of control of the Company. The grant date for the Award will be the first trading day immediately following the filing by the Company of a Registration Statement on Form S-8 covering shares of common stock issuable pursuant to the Plan (the “Form S-8”). The Award was granted pursuant to the Plan pursuant to the exemption for Nasdaq stockholder approval requirements for equity compensation provided by Nasdaq Listing Rule 5635(c)(4).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Aterian, Inc. 2022 Inducement Equity Incentive Plan.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

Date: May 27, 2022	By:	/s/ Arturo Rodriguez
Name: Arturo Rodriguez
Chief Financial Officer